Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of SITO Mobile, Ltd. (the “Company”) on Form S-8 (File Nos. 333- 163557, 333-175725 and 333-175728) of our report dated June 17, 2016, on our audit of the consolidated financial statements of the Company as of December 30, 2015 and for the three month period ended December 31, 2015, which report is included in this Transition Annual Report on Form 10-K for the three month period ended December 31, 2015.

/s/ RBSM LLP

New York, NY

June 17, 2016